As filed with the Securities and Exchange Commission on September 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H&R BLOCK, INC.

(Exact name of registrant as specified in its charter)

Missouri	44-0607856
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One H&R Block Way

Kansas City, Missouri 64105

(816) 854-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BLOCK FINANCIAL LLC

(Exact name of registrant as specified in its charter)

Delaware	52-1781495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One H&R Block Way

Kansas City, Missouri 64105

(816) 854-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Gerke, Esq.

H&R Block, Inc.

One H&R Block Way

Kansas City, Missouri 64105

(816) 854-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Granda, Esq. Jack A. Bowling, Esq. B. Scott Gootee, Esq. Stinson Leonard Street LLP 1201 Walnut Street, Suite 2900 Kansas City, MO 64106 (816) 842-8600	Jennifer A Bensch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public: From time to time or at one time after the effective date of this registration statement as determined by the registrants.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
H&R Block, Inc.:
Common Stock, without par value
Preferred Stock, without par value
Warrants(2)
Rights
Units(3)
Guarantees of Debt Securities of Block Financial LLC(4)
Block Financial LLC:
Debt Securities (4)

(1)	An unspecified amount of securities to be offered at indeterminate prices is being registered hereby for possible issuance from time to time pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee and will pay such fee on a pay-as-you-go basis.
(2)	Represents warrants to purchase preferred stock or common stock issued by H&R Block, Inc.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)	H&R Block, Inc. will fully and unconditionally guarantee any series of Debt Securities issued by Block Financial LLC under this registration statement. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of such guarantees.

PROSPECTUS

H&R BLOCK, INC.

Common Stock

Preferred Stock

Warrants

Rights

Units

Guarantees

BLOCK FINANCIAL LLC

Debt Securities

H&R Block, Inc. (“H&R Block”) may from time to time offer to sell its common stock, preferred stock, warrants, rights, units or guarantees of debt securities issued by Block Financial LLC (“Block Financial”), an indirect, wholly-owned subsidiary of H&R Block. H&R Block’s common stock is listed on the New York Stock Exchange and trades under the ticker symbol “HRB.”

Block Financial may from time to time offer to sell its senior or subordinated debt securities. Any such debt securities issued by Block Financial will be fully and unconditionally guaranteed by H&R Block.

We refer to H&R Block’s common stock, preferred stock, warrants, rights, units and guarantees of Block Financial’s debt securities and Block Financial’s debt securities collectively as the “securities” in this prospectus.

H&R Block and Block Financial may offer and sell securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time H&R Block or Block Financial offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.

In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

H&R Block and Block Financial may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in these securities involves risks, including the risk factors described in H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015, filed with the Securities and Exchange Commission, or the SEC, on June 17, 2015, the risk factors described under the caption “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement and/or the risk factors, if any, set forth in H&R Block’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced in “Where You Can Find More Information” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplement. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement.

We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References to “H&R Block” are to H&R Block, Inc., a Missouri corporation. References in this prospectus to “Block Financial” are to Block Financial LLC, a Delaware limited liability company and wholly-owned subsidiary of H&R Block. Unless otherwise expressly stated herein or the context otherwise requires, references to “us,” “we” or “our” are collectively to H&R Block and Block Financial.

WHERE YOU CAN FIND MORE INFORMATION

H&R Block files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus. You may read and copy materials on file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding H&R Block. H&R Block’s SEC filings can also be found on its website (www.hrblock.com). However, the information on H&R Block’s website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement, or H&R Block’s SEC filings.

Statements contained in this prospectus concerning the contents of any document to which we refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below (File No. 001-06089) and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015;

•	H&R Block’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015;

•	H&R Block’s Definitive Proxy Statement on Schedule 14A filed on July 28, 2015, as amended, but only to the extent that such information was incorporated by reference into H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015;

•	the description of H&R Block’s common stock, which is contained in its registration statement on Form 8-C dated August 6, 1969, the description of its common stock contained in the prospectus which is a part of its registration statement on Form S-14 (File No. 2-66751) effective April 7, 1980, and including any further amendment or report filed for the purpose of updating such description; and

•	H&R Block’s Current Reports on Form 8-K filed on June 18, 2015, June 19, 2015, July 16, 2015, August 5, 2015, September 1, 2015 and September 4, 2015.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to H&R Block’s principal executive office, located at:

H&R Block, Inc.

One H&R Block Way

Kansas City, Missouri 64105

Attention: Corporate Secretary

Telephone: (816) 854-3000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could,” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include, among others, estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, stock repurchases, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above.

All forward-looking statements speak only as of the date they are made and reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, operational and regulatory factors, many of which are beyond our control and which are described in H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2015, filed with the SEC on June 17, 2015, H&R Block’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2015, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or the risk factors, if any, set forth in H&R Block’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as referenced in “Where You Can Find More Information.” You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, the applicable prospectus supplement or the relevant incorporated document, you should not regard the inclusion of this information as a representation by us or any other person that the performance, events or developments described in those statements or objectives and plans will occur. For these reasons, we caution you against relying on forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus, the applicable prospectus supplement or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes.

OUR COMPANY

H&R Block, Inc.

H&R Block is the direct or indirect parent to subsidiaries that principally provide tax preparation and other services. H&R Block’s Tax Services segment provides assisted income tax return preparation, digital do-it-yourself tax solutions and other services and products related to income tax return preparation to the general public primarily in the United States and its territories, Canada and Australia.

H&R Block was organized as a corporation in July 1955 under the laws of the State of Missouri. H&R Block’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. H&R Block’s telephone number is (816) 854-3000.

Block Financial LLC

Block Financial is an indirect, wholly-owned subsidiary of H&R Block. Block Financial, directly or through its subsidiaries, principally provides financing and other services, including: issuing debt obligations and making other borrowings to finance our working capital needs; offering and servicing financial products of BofI Federal Bank, a federal savings bank; and offering term loans to H&R Block’s tax preparation franchisees.

Block Financial was organized in May 1992 and was converted to a Delaware limited liability company in January 2008. Block Financial’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. Block Financial’s telephone number is (816) 854-3000.

RISK FACTORS

Please carefully consider the risk factors described in H&R Block’s periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including refinancing of existing debt. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth the ratio of earnings to fixed charges for each of the periods indicated for each of H&R Block and Block Financial.

	Three Months ended July 31, 2015	Fiscal Year ended April 30,
		2015	2014	2013	2012	2011
H&R Block, Inc. (a)	—	7.4	7.1	5.8	4.5	4.7
Block Financial LLC (b)	1.0	2.5	1.7	—	—	—

(a)	Fixed charges exceeded earnings by approximately $187 million for the three months ended July 31, 2015.
(b)	Fixed charges exceeded earnings by approximately $6 million, $3 million, and $52 million for the fiscal years ended 2013, 2012, and 2011, respectively.

For purposes of calculating the ratio of earnings to fixed charges, (1) earnings have been based on income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized) and (2) fixed charges consist of interest expense and the estimated interest portion of rents. Interest expense on uncertain tax positions has been excluded from fixed charges, as it is included as a component of income taxes in the consolidated financial statements.

DESCRIPTION OF SECURITIES

H&R Block and Block Financial may offer and sell securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time H&R Block or Block Financial offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings H&R Block makes with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

H&R Block and Block Financial may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The specific plan of distribution will be provided for any securities to be offered in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Stinson Leonard Street LLP, Kansas City, Missouri, and Weil, Gotshal & Manges LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus and the registration statement of which this prospectus is a part from H&R Block, Inc. and subsidiaries’ Annual Report on Form 10-K for the fiscal year ended April 30, 2015, and the effectiveness of H&R Block, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the fees and expenses incurred or expected to be incurred by the registrants in connection with the registration and issuance of the securities being registered hereunder. The registrants will bear all expenses of this offering. All amounts shown are estimates.

Securities Act Registration Fee	*
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	+
Trustee Fees and Expenses	+
Miscellaneous	+

Total	+

*	Deferred in accordance with Rules 456(b) and 457(r).
+	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Indemnification of Officers and Directors

H&R Block, Inc.

Section 351.355.1 of The General and Business Corporation Law of the State of Missouri (the “MGBCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 351.355.2 of the MGBCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355.3 of the MGBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to in subsection (1) or (2) of Section 351.355 of the MGBCL, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 351.355.6 of the MGBCL also permits any person who is or was a director, officer, employee or agent, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Section 351.355.8 of the MGBCL provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

Section 351.055.2(3) of the MGBCL permits a corporation to include in its articles of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 351.345 of the MGBCL or (iv) for any transaction from which the director derived an improper personal benefit.

Article Seventeen of H&R Block’s amended and restated articles of incorporation includes a director exculpation provision, which is consistent with the statutory standard set forth in Section 351.055.2(3) of the MGBCL.

Pursuant to its amended and restated bylaws, H&R Block must indemnify any director and each officer appointed by the board of directors and may indemnify other persons who were or are a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding to the fullest extent permitted by the MGBCL and any other applicable law.

In addition, H&R Block’s amended and restated bylaws further provide that H&R Block may enter into certain indemnification agreements with each director and officer (or authorize indemnification of officers to the extent provided in such indemnification agreements). H&R Block has entered into such indemnification agreements with all of its directors and certain of its officers and such indemnification agreements generally provide for indemnification of H&R Block’s directors and officers to the fullest extent permitted by law.

H&R Block maintains customary director and officer insurance on behalf of its directors and officers.

The above discussion of the MGBCL and the amended and restated bylaws of H&R Block is not intended to be exhaustive and is qualified in its entirety by the MGBCL and such bylaws.

Block Financial LLC

Delaware Limited Liability Company Act

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Limited Liability Company Agreement

Block Financial was formed under the laws of Delaware. Block Financial’s limited liability company operating agreement provides that, subject to certain limited exceptions, Block Financial will indemnify any of its members, managers, their designees and their affiliates, stockholders, directors, officers, partners, employees, agents and representatives (individually, an “indemnitee”) who, as a result of their status, is a party or is otherwise involved or threatened to be involved in a claim, demand, action, suit or proceeding that relates to or arises out of Block Financial, its assets, business or affairs, if the indemnitee acted in good faith and in a manner the indemnitee believed to be in, or not opposed to, the best interest of the company, and, with respect to criminal proceedings, had no reasonable cause to believe such indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct. The limited liability company operating agreement further provides that any indemnification is to be made only out of the assets of Block Financial and neither member nor manager shall have any personal liability on account thereof. From time to time, the expenses incurred by an indemnitee may be advanced by Block Financial prior to the final disposition of a claim, demand, action, suit or proceeding, in the discretion of Block Financial’s member, upon receipt by Block Financial of an undertaking by or on behalf of the indemnitee to repay the amount if it shall be determined that the indemnitee is not entitled to be indemnified.

The indemnification and advancement of expenses is not exclusive of any other rights to which the indemnitee may be entitled under any statute, the Block Financial articles of organization, the Block Financial limited liability company operating agreement, any other agreement, a vote of its member, a policy of insurance or otherwise, and shall not limit in any way any right which it may have to make additional indemnifications. Indemnification and advancement of expenses will continue to a person or entity who has ceased to hold the position giving rise to such indemnification and inures to the benefit of the heirs, executors, administrators, successors and assigns of such a person or entity.

Block Financial’s limited liability company operating agreement further provides that it may purchase and maintain insurance on behalf of any indemnitees whether or not it would have the power to indemnify such indemnitee against liability.

Liability Insurance

H&R Block maintains customary director and officer insurance on behalf of directors and officers of its subsidiaries.

The above discussion of Block Financial’s limited liability company operating agreement and of the Limited Liability Company Act of Delaware is not intended to be exhaustive and is qualified in its entirety by such limited liability company agreement and the Limited Liability Company Act of Delaware.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Incorporation of H&R Block, Inc., as amended through September 12, 2013 (incorporated by reference to Exhibit 3.1 to H&R Block’s current report on Form 8-K (File No. 001-06089) filed with the SEC on September 16, 2013).

4.2	Amended and Restated Bylaws of H&R Block, Inc., as amended through July 14, 2015 (incorporated by reference to Exhibit 3.1 to H&R Block’s current report on Form 8-K (File No. 001-06089) filed with the SEC on July 16, 2015).

4.3	Indenture dated as of October 20, 1997, among H&R Block, Inc., Block Financial Corporation and Bankers Trust Company, as Trustee (including Form of Note) (incorporated by reference to Exhibit 4(a) to H&R Block’s quarterly report on Form 10-Q for the quarter ended October 31, 1997 (File No. 001-06089) filed with the SEC on December 12, 1997).

4.4	First Supplemental Indenture, dated as of April 18, 2000, among H&R Block, Inc., Block Financial Corporation, Bankers Trust Company and The Bank of New York (incorporated by reference to Exhibit 4(a) to H&R Block’s current report on Form 8-K (File No. 001-06089) filed with the SEC on April 17, 2000).

4.5	Form of Common Stock Certificate for H&R Block, Inc. (incorporated by reference to Exhibit 4.3 to H&R Block’s registration statement on Form S-3 (File No. 333-154611) filed with the SEC on October 22, 2008.

4.6	Form of Preferred Stock Certificate for H&R Block, Inc.*

4.7	Form of Warrant Agreement (including Form of Warrant Certificate) for H&R Block, Inc.*

4.8	Form of Rights Agreement (including Form of Rights Certificate) for H&R Block, Inc.*

4.9	Form of Unit Agreement (including Form of Unit Certificate).*

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Stinson Leonard Street LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges for H&R Block, Inc. (incorporated by reference to Exhibit 12.1 to H&R Block’s quarterly report on Form 10-Q for the quarter ended July 31, 2015 (File No. 001-06089) filed with the SEC on September 4, 2015).

12.2	Computation of Ratio of Earnings to Fixed Charges for Block Financial LLC (incorporated by reference to Exhibit 12.2 to H&R Block’s quarterly report on Form 10-Q for the quarter ended July 31, 2015 (File No. 001-06089) filed with the SEC on September 4, 2015).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3	Consent of Stinson Leonard Street LLP (included in Exhibit 5.2).

24.1	Power of Attorney (contained on signature page herein).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the registrants or the other parties to the agreements.

The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrants may be found elsewhere in this registration statement and H&R Block’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 17. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9)	To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

H&R BLOCK, INC. SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 4th day of September, 2015.

H&R BLOCK, INC.

By:	/s/ William C. Cobb
Name:	William C. Cobb
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Cobb, Gregory J. Macfarlane, Thomas A. Gerke, Jeffrey T. Brown and Scott W. Andreasen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ William C. Cobb William C. Cobb	President, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2015

/s/ Gregory J. Macfarlane Gregory J. Macfarlane	Chief Financial Officer (Principal Financial Officer)	September 4, 2015

/s/ Jeffrey T. Brown Jeffrey T. Brown	Chief Accounting and Risk Officer (Principal Accounting Officer)	September 4, 2015

/s/ Robert A. Gerard Robert A. Gerard	Director, Chairman of the Board	September 4, 2015

/s/ Paul J. Brown Paul J. Brown	Director	September 4, 2015

/s/ David Baker Lewis David Baker Lewis	Director	September 4, 2015

/s/ Victoria J. Reich Victoria J. Reich	Director	September 4, 2015

/s/ Bruce C. Rohde Bruce C. Rohde	Director	September 4, 2015

NAME	TITLE	DATE

/s/ Tom D. Seip Tom D. Seip	Director	September 4, 2015

/s/ Christianna Wood Christianna Wood	Director	September 4, 2015

/s/ James F. Wright James F. Wright	Director	September 4, 2015

BLOCK FINANCIAL LLC SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 4th day of September, 2015.

BLOCK FINANCIAL LLC

By:	/s/ Gregory J. Macfarlane
Name:	Gregory J. Macfarlane
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Cobb, Gregory J. Macfarlane, Thomas A. Gerke, Jeffrey T. Brown and Scott W. Andreasen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Gregory J. Macfarlane Gregory J. Macfarlane	President (Principal Executive Officer and Principal Financial Officer)	September 4, 2015

/s/ Jeffrey T. Brown Jeffrey T. Brown	Sole Manager (Principal Accounting Officer)	September 4, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Incorporation of H&R Block, Inc., as amended through September 12, 2013 (incorporated by reference to Exhibit 3.1 to H&R Block’s current report on Form 8-K (File No. 001-06089) filed with the SEC on September 16, 2013).

4.2	Amended and Restated Bylaws of H&R Block, Inc., as amended through July 14, 2015 (incorporated by reference to Exhibit 3.1 to H&R Block’s current report on Form 8-K (File No. 001-06089) filed with the SEC on July 16, 2015).

4.3	Indenture dated as of October 20, 1997, among H&R Block, Inc., Block Financial Corporation and Bankers Trust Company, as Trustee (including Form of Note) (incorporated by reference to Exhibit 4(a) to H&R Block’s quarterly report on Form 10-Q for the quarter ended October 31, 1997 (File No. 001-06089) filed with the SEC on December 12, 1997).

4.4	First Supplemental Indenture, dated as of April 18, 2000, among H&R Block, Inc., Block Financial Corporation, Bankers Trust Company and The Bank of New York (incorporated by reference to Exhibit 4(a) to H&R Block’s current report on Form 8-K (File No. 001-06089) filed with the SEC on April 17, 2000).

4.5	Form of Common Stock Certificate for H&R Block, Inc. (incorporated by reference to Exhibit 4.3 to H&R Block’s registration statement on Form S-3 (File No. 333-154611) filed with the SEC on October 22, 2008.

4.6	Form of Preferred Stock Certificate for H&R Block, Inc.*

4.7	Form of Warrant Agreement (including Form of Warrant Certificate) for H&R Block, Inc.*

4.8	Form of Rights Agreement (including Form of Rights Certificate) for H&R Block, Inc.*

4.9	Form of Unit Agreement (including Form of Unit Certificate).*

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Stinson Leonard Street LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges for H&R Block, Inc. (incorporated by reference to Exhibit 12.1 to H&R Block’s quarterly report on Form 10-Q for the quarter ended July 31, 2015 (File No. 001-06089) filed with the SEC on September 4, 2015).

12.2	Computation of Ratio of Earnings to Fixed Charges for Block Financial LLC (incorporated by reference to Exhibit 12.2 to H&R Block’s quarterly report on Form 10-Q for the quarter ended July 31, 2015 (File No. 001-06089) filed with the SEC on September 4, 2015).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3	Consent of Stinson Leonard Street LLP (included in Exhibit 5.2).

24.1	Power of Attorney (contained on signature page herein).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.